                                                                      EXHIBIT 22

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SUBSIDIARIES OF IMPERIAL BANCORP



All of the following subsidiaries of the Company are California corporations except Imperial International Bank which is organized under the laws of the United States. Each subsidiary is included in the Company's consolidated financial statements.

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                                                                                                       PERCENTAGE OF
                                                                                                     VOTING SECURITIES
                                                                                                          OWNED BY
                                      NAME                                    IMMEDIATE PARENT        IMMEDIATE PARENT
                ---------------------------------------------------------------------------------------------------------
                Imperial Bank                                               Imperial Bancorp                100%
                Imperial Bank Realty Company, Inc.                          Imperial Bancorp                100%
                Imperial Creditcorp                                         Imperial Bancorp                100%
                Imperial Trust Company                                      Imperial Bank                   100%
                Imperial Asset Advisors, Inc.                               Imperial Bank                   100%
                Imperial Ventures, Inc.                                     Imperial Bank                   100%
                Imperial International Bank                                 Imperial Bank                   100%
                Pacific Bancard Association, Inc.                           Imperial Bank                   100%
                Imperial Securities Corporation                             Imperial Bank                   100%
                Imperial Management, Inc. (1)                               Imperial Bank                   100%
                TNT Mortgage Services, Inc. (1)                             Imperial Bank                   100%
                Imperial Global Trading Company, Inc. (1)                   Imperial Bank                   100%
                Imperial Plan, Inc. (1)                                     Imperial Bank                   100%
                Imperial Municipal Services Group, Inc. (1) (2)             Imperial Bank                   100%
                Imperial Capital Markets Group, Inc. (1)                    Imperial Bank                   100%
                I.B. Mortgage Network, Inc. (1)                             Imperial Bank                   100%
                =========================================================================================================

         (1)  Not currently active
         (2)  Previously known as Imperial Municipal Services Corporation

                                  EXHIBIT 22





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